     As filed with the Securities and Exchange Commission on March 24, 1999
                            Registration No. 33-_____
                       Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        McCORMICK & COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)

               Maryland                                   52-0408290
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

           18 Loveton Circle                                 21152
           Sparks, Maryland                                (Zip Code)
 (Address of Principal Executive Offices)

                       1999 EMPLOYEES STOCK PURCHASE PLAN

                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

                           NON-QUALIFIED STOCK OPTIONS
                              (Full title of plans)

                                Robert W. Skelton
                       Vice President and General Counsel
                        McCormick & Company, Incorporated
                                18 Loveton Circle
                             Sparks, Maryland 21152
                                 (410) 771-7563
               (Name, address and telephone of agent for service)

              Approximate Date of Commencement of Proposed Sale to
            the Public: As soon as practicable after the Registration
                          Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum      Proposed Maximum        Amount of
Title of Securities      Amount to be     Offering Price            Aggregate        Registration
to be Registered          Registered*         Per Share*        Offering Price             Fee

Common Stock               41,250 shs.          $29.0625
(no par value)
Common Stock Non-Voting   804,500 shs.          $29.0625           $24,579,609           $6,833.13



         * Represents the aggregate number of shares available at March 17, 1999 for issuance under the Plans with the estimated offering price and registration fee, calculated in accordance with Rule 457 (c) and (h), based upon the closing price of the common stock of the Registrant on March 17, 1999 ($29.0625 per share). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1999 Employees Stock Purchase Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.       PLAN INFORMATION*

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATIOn*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents or designated portions thereof are incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, and all other reports filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 1998;

                  (ii) The Company's Form 10 Registration Statement dated April 29, 1965 (Registration Statement File Number 0-748) registering stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended by Form 8 filed on August 16, 1988 with the Commission, which describes the Company's Securities; and

                  (iii) All documents filed by the Company or the 1999 Employees Stock Purchase Plan or the Directors' Non-Qualified Stock Option Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legal validity of the issuance of the shares of Common Stock and Common Stock Non-Voting offered by the Prospectus has been passed upon by Robert W. Skelton, Vice President and General Counsel of the Company. As of December 31, 1998, the record date for the 1999 Annual Meeting of Stockholders, Mr. Skelton owned 34,493 shares of the Company's Common Stock and 18,781 shares of Common Stock Non-Voting, which includes shares of Common Stock and Common Stock Non-Voting beneficially owned by Mr. Skelton alone or jointly with his spouse and children who have the same home as Mr. Skelton. It also includes shares which could be acquired within 60 days of December 31, 1998 pursuant to the exercise of stock options and shares beneficially owned by virtue of his participation in the McCormick Profit Sharing Plan. Ernst & Young LLP, independent auditors, have no reportable interest in the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company's By-Laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings") to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Company, and in all other cases they will be entitled to indemnification so long as they acted in good faith and in a manner that was at least not opposed to the best interests of the Company. In the case of criminal proceedings, the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

     If the director or officer is successful on the merits or otherwise in the defense of any proceedings, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of competent jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or even if not, if it determines that the director or officer is entitled to indemnification in view of all the relevant circumstances.

     Any indemnification required or permitted by the Company's By-Laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

     Under the Company's Charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit in money, property or services, or in respect to an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

     The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position of, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company's By-Laws and the Maryland General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 24th day of March, 1999.

                            McCORMICK & COMPANY, INCORPORATED

                            By:  /s/  ROBERT J. LAWLESS
                                 -----------------------------------
                                 Robert J. Lawless
                                 President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

/s/Robert J. Lawless                        President &                         March 24, 1999
--------------------                        Chief Executive Officer
   Robert J. Lawless

Principal Financial Officer

/s/Francis A. Contino                       Executive Vice President &          March 24, 1999
--------------------                        Chief Financial Officer
Francis A. Contino

Principal Accounting Officer

/s/J.Allan Anderson                         Vice President &                    March 24, 1999
--------------------                        Controller
J. Allan Anderson




         A majority of the Board of Directors:

JAMES T. BRADY, FRANCIS A. CONTINO, ROBERT G. DAVEY, EDWARD S. DUNN, JR., FREEMAN A. HRABOWSKI, III, ROBERT J. LAWLESS, CARROLL D. NORDHOFF, ROBERT W. SCHROEDER, WILLIAM E. STEVENS AND KAREN D. WEATHERHOLTZ.

By:      /s/Robert W. Skelton               Attorney-in-fact                    March 24, 1999
           Robert W. Skelton


THE 1999 EMPLOYEES STOCK PURCHASE PLAN. Pursuant to the requirements of the Securities Act of 1933, the 1999 Employees Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 24th day of March, 1999.

1999 EMPLOYEES STOCK PURCHASE PLAN

By:   Compensation Committee of the Board of Directors

By:   /s/Robert W. Skelton
      ----------------------
      Robert W. Skelton
      Attorney-in-Fact


THE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN. Pursuant to the requirements of the Securities Act of 1933, the Directors' Non-Qualified Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 24th day of March, 1999

DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

By:   Board of Directors

By:   /s/Robert W. Skelton
      --------------------
      Robert W. Skelton
      Attorney-in-Fact


                               CONSENT OF COUNSEL

         The consent of Robert W. Skelton, Esquire is included in the opinion filed as Exhibit 5 to the Registration Statement.


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference herein and in the Prospectus pertaining to the 1999 Employees Stock Purchase Plan and the Directors' Non-Qualified Stock Option Plan of McCormick & Company, Incorporated of our report dated January 18, 1999, with respect to the consolidated financial statements of McCormick & Company, Incorporated incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1998, and the related financial statement schedules included therein filed with the Securities and Exchange Commission.


Baltimore, Maryland                                       ERNST & YOUNG LLP
March 24, 1999

                                  EXHIBIT INDEX

                  EXHIBIT                                              REFERENCES

(4)      Instruments defining the rights of
         security holders, including indentures

                                                          Restatement of Charter of McCormick &
                                                          Company, Incorporated dated April 16,1990,
                                                          (See Exhibit #4, Registration Statement on Form S-8,
                                                          Registration No. 33-39582 filed March 25, 1991), as
                                                          amended by the Articles of Amendment dated April l, 1992
                                                          (See Exhibit #4, Registration Statement on Form S-8,
                                                          Registration No. 33-59842 filed March 19, 1993).  No
                                                          instrument of Registrant with respect to long-term debt
                                                          involves an amount of authorized securities
                                                          which exceeds 10 percent of the total
                                                          assets of the Registrant and its subsidiaries on
                                                          a consolidated basis.  Registrant agrees to
                                                          furnish a copy of any such instrument upon request
                                                          of the Commission.

(5)      Opinion re:  legality                            Opinion of Robert W. Skelton, Esquire, attached.

(15)     Letter re:  unaudited, interim                   Not applicable.
         financial information

(23)     Consents of experts and counsel                  See "Consent of Independent Auditors"
                                                          and Exhibit #5.

(24)     Power of Attorney                                Attached.



                                                                       EXHIBIT 5

                                             March 24, 1999

Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland  21152

               Re:    Registration Statement on Form S-8 dated March 24, 1999

         I am Vice President and General Counsel for McCormick & Company, Incorporated (the "Company"). I have reviewed and am familiar with the 1999 Employees Stock Purchase Plan and the Directors' Non-Qualified Stock Option Plan (the "Plans"), the non-qualified stock options proposed to be granted by the Company on March 17, 1999 and described in the Form S-8 Registration Statement ("Non-Qualified Stock Options"), the Stock Option Form evidencing the option grant to John G. McCormick (the "Stock Option Form") the Charter and the By-Laws of the Company, the corporate proceedings relating to the adoption of the Plans and the granting of options thereunder, and to the granting of the Non-Qualified Stock Options and the Stock Option Form and the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933 in the matter of the offering of shares of Common Stock and Common Stock Non-Voting under the Plans and offered pursuant to the Non-Qualified Stock Options and Stock Option Form.

         I have assumed for purposes of this opinion that all of the shares issued or to be issued pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form have been or will be newly issued shares. In my opinion, the shares offered and sold pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form upon issuance and delivery by the Company upon exercise of options granted pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form and receipt the Company of the subscription prices as therein provided, will be legally and validly authorized and issued and will be fully paid and non-assessable in the hands of the holders thereof.

         I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                Very truly yours,



                                Robert W. Skelton

                                                                      EXHIBIT 24





                        MCCORMICK & COMPANY, INCORPORATED

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, hereby constitute and appoint ROBERT J. LAWLESS, CARROLL D. NORDHOFF and ROBERT W. SKELTON., and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorney-in-fact, and in any one or more of them, to sign for the undersigned, and in their respective names as officers and directors of the Company, a registration statement of the Company on Form S-8 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to any amendment or amendments to such registration statement, in the matter of shares offered under the 1999 Employee Stock Purchase Plan, the Directors' Non-Qualified Stock Option Plan, and non-qualified options offered by the Company, hereby ratifying and confirming all acts taken by such agents and attorney-in-fact, or any one or more of them, as herein authorized.

Dated:

March 17, 1999               /s/ Robert J. Lawless
                             ---------------------------------------
                             Robert J. Lawless
                             President, Chief Executive Officer &
                               Chief Operating Officer
                             (Principal Executive Officer & Director)

March 17, 1999               /s/ Francis A. Contino
                             ---------------------------------------
                             Francis A. Contino
                             Executive Vice President &
                               Chief Financial Officer
                             (Principal Financial Officer & Director)

March 17, 1999               /s/ J. Allan Anderson
                             ---------------------------------------
                             J. Allan Anderson
                             Vice President & Controller
                             (Principal Accounting Officer)

March 17, 1999               /s/ James T. Brady
                             ---------------------------------------
                             James T. Brady, Director

March 17, 1999               /s/Robert G. Davey
                             ---------------------------------------
                             Robert G. Davey, Director

March 17, 1999               /s/ Edward S. Dunn, Jr.
                             ---------------------------------------
                             Edward S. Dunn, Jr., Director

March 17, 1999               /s/ Freeman A. Hrabowski, III
                             ---------------------------------------
                             Freeman A. Hrabowski, III, Director

March 17, 1999               /s/ Carroll D. Nordhoff
                             ---------------------------------------
                             Carroll D. Nordhoff, Director

March 17, 1999               /s/ Robert W. Schroeder
                             ---------------------------------------
                             Robert W. Schroeder, Director

March 17, 1999               /s/ William E. Stevens
                             ---------------------------------------
                             William E. Stevens, Director

March 17, 1999               /s/ Karen D. Weatherholtz
                             ---------------------------------------
                             Karen D. Weatherholtz, Director